UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 31, 2018

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 31, 2018, the Company, through its wholly-owned subsidiary, AmTrust International Insurance, Ltd. (“AIIL”), and Maiden Reinsurance Ltd. (“Maiden”) entered into a Partial Termination Endorsement (the “Amendment”) by which the parties agreed to amend the Amended and Restated Quota Share Agreement between AIIL and Maiden, as subsequently amended, which was originally entered into on July 1, 2007 (the “Maiden Quota Share”) to terminate it on a cut-off basis with respect to workers’ compensation, general liability, umbrella liability, professional liability (including cyber liability) insurance coverages in the Company’s small commercial business segment and extended warranty and specialty risk insurance coverages in the Company’s extended warranty and specialty risk segment that are produced in the United States (“Terminated Business”). The Amendment is effective January 1, 2019.

Pursuant to the Amendment, AIIL, as of the effective date of the Amendment, will no longer cede Terminated Business to Maiden under the Maiden Quota Share. In addition, Maiden will return to AIIL approximately $480 million of unearned premium net of ceding and brokerage commission as of the effective date related to the Terminated Business, which is subject to a true-up in May 2019 based on final year-end unearned premium figures.

The Maiden Quota Share will continue to apply to Terminated Business through December 31, 2018 and, prospectively, to all other business other than Terminated Business reinsured thereunder (the “Covered Business”). In addition, the ceding commission payable to AIIL by Maiden on Covered Business and the related unearned premium balance as of December 31, 2018 and Covered Business issued or renewed following December 31, 2018 will increase by five percentage points.

The description of the Amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Exhibits.

Exhibit No.	Description

10.1	Partial Termination Endorsement, dated December 31, 2018, to the Amended and Restated Quota Share Reinsurance Agreement between AmTrust International Insurance, Ltd. and Maiden Reinsurance Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	January 3, 2019

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary